EXHIBIT 99.1

Wilhelmina International, Inc. to Present at the 29th Annual Roth Conference

DALLAS, March 07, 2017 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq:WHLM) announced today that Bill Wackermann, Chief Executive Officer, and Jim McCarthy, Chief Financial Officer, will make a presentation at the 29th Annual Roth Conference sponsored by Roth Capital Partners at 1 Ritz Carlton Dr. in Dana Point, California on Monday, March 13, 2017 at 3:00 p.m. PDT.  The presentation materials will be available on Wilhelmina’s website at http://www.wilhelmina.com/new-york/investor-relations prior to the presentation.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, and its other subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina, a publicly traded company, is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami, London and Chicago. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:
Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com